Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Shanye Hudson, Director, Investor Relations, phone: 510/572-4589, e-mail: shanye.hudson@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended December 26, 2010

FREMONT, Calif., January 26, 2011—Lam Research Corporation (NASDAQ: LRCX) highlights for the December 2010 quarter were:

Lam Research Corporation

Financial Highlights for the Quarter Ended December 26, 2010

(in thousands, except per share data and percentages)

	U.S. GAAP	Ongoing
Revenue:	$870,714	$870,714
Operating Margin:	27.7%	27.7%
Net Income:	$221,856	$217,093
Diluted EPS:	$1.78	$1.74

Lam Research Corporation today announced financial results for the quarter ended December 26, 2010. Revenue for the period was $870.7 million, gross margin was $407.4 million (46.8%), and net income was $221.9 million, or $1.78 per diluted share, compared to revenue of $805.9 million, gross margin of $377.3 million (46.8%), and net income of $193.7 million, or $1.55 per diluted share, for the September 2010 quarter. Shipments for the December 2010 quarter were $892 million compared to $808 million during the September 2010 quarter.

The Company’s ongoing results for the December 2010 quarter exclude certain benefits for research and development tax credits. The Company’s ongoing results for the September 2010 quarter exclude certain benefits for restructuring activities and asset impairments. Management uses the presentation of ongoing operating income, ongoing operating expenses, ongoing operating margin, ongoing net income, and ongoing net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing net income, ongoing operating income, ongoing operating expenses, and ongoing operating margin results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site at http://investor.lamrc.com.

Ongoing net income was $217.1 million, or $1.74 per diluted share in the December 2010 quarter compared to ongoing net income of $190.6 million, or $1.52 per diluted share, for the September 2010 quarter. Ongoing operating expenses for the December 2010 quarter were $166.3 million compared with the September 2010 quarter of $158.5 million. This change is primarily due to increased research and development activities and enhanced levels of sales and marketing expense associated with customer joint development projects.

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Lam Announces Financial Results for the December 2010 Quarter

The geographic distribution of shipments and revenue during the December 2010 quarter is shown in the following table:

Region	Shipments	Revenue
North America	11%	6%
Europe	13%	13%
Japan	10%	11%
Korea	18%	18%
Taiwan	29%	38%
Asia Pacific	19%	14%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $1.2 billion at the end of the December 2010 quarter, compared to $1.1 billion at the end of the September 2010 quarter. Cash flows from operating activities were approximately $185.6 million during the December 2010 quarter. Deferred revenue and deferred profit balances at the end of the December 2010 quarter were $222.9 million and $135.1 million, respectively. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $47.7 million as of December 26, 2010.

“Lam delivered record shipments, revenues and earnings per share for the December quarter. In calendar year 2010, our system shipments grew by nearly 200%, significantly outperforming the 120% growth in wafer fab equipment spending and leading to record levels of revenue and earnings at $3 billion and $5.35 per share respectively,” stated Steve Newberry, chief executive officer and vice chairman of the board. “Our performance reflects the strong market share gains we achieved in 2010 across both etch and clean product lines. Looking ahead, we are focused on further strengthening our market positions by increasing our investments in field-based customer technology and productivity solutions, as well as core R&D programs targeted at meeting our customers’ future technology needs.”

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Lam Announces Financial Results for the December 2010 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers; our anticipated continued investments in field-based customer technology and productivity solutions as well as our core R&D programs, our ability to meet customers’ future technology needs and our future market position. Some factors that may affect these forward-looking statements include: business conditions in the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 27, 2010 and the report on Form 10-Q for the three months ended September 26, 2010. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100® company. For more information, visit www.lamresearch.com.

Consolidated Financial Tables Follow

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Lam Announces Financial Results for the December 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			Six Months Ended
	December 26,	September 26,	December 27,	December 26,	December 27,
	2010	2010	2009	2010	2009
Revenue	$870,714	$805,874	$487,176	$1,676,588	$805,724
Cost of goods sold	463,281	428,548	268,685	891,829	455,918
Cost of goods sold - 409A expense	—	—	(2,696)	—	(5,816)

Total costs of goods sold	463,281	428,548	265,989	891,829	450,102

Gross margin	407,433	377,326	221,187	784,759	355,622
Gross margin as a percent of revenue	46.8%	46.8%	45.4%	46.8%	44.1%
Research and development	90,477	86,353	82,171	176,830	153,370
Selling, general and administrative	75,852	72,142	60,111	147,994	112,230
Restructuring and asset impairments	—	(5,163)	5,919	(5,163)	8,012
409A expense	—	—	(18,362)	—	(38,590)

Total operating expenses	166,329	153,332	129,839	319,661	235,022

Operating income	241,104	223,994	91,348	465,098	120,600
Operating margin as a percent of revenue	27.7%	27.8%	18.8%	27.7%	15.0%
Other income (expense), net	1,038	(979)	(58)	59	(426)

Income before income taxes	242,142	223,015	91,290	465,157	120,174
Income tax expense	20,286	29,291	21,716	49,577	33,803

Net income	$221,856	$193,724	$69,574	$415,580	$86,371

Net income per share:
Basic net income per share	$1.80	$1.57	$0.55	$3.37	$0.68

Diluted net income per share	$1.78	$1.55	$0.54	$3.32	$0.67

Number of shares used in per share calculations:
Basic	123,101	123,665	127,296	123,384	127,035

Diluted	124,786	125,202	128,829	124,999	128,389

Lam Announces Financial Results for the December 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 26,	September 26,	June 27,
	2010	2010	2010
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$729,060	$628,281	$545,767
Short-term investments	303,038	304,992	280,690
Accounts receivable, net	689,400	526,904	499,890
Inventories	333,874	338,335	318,479
Deferred income taxes	47,380	46,191	46,158
Other current assets	76,993	74,728	65,677

Total current assets	2,179,745	1,919,431	1,756,661
Property and equipment, net	229,769	206,238	200,336
Restricted cash and investments	165,244	165,244	165,234
Deferred income taxes	28,030	26,968	26,218
Goodwill and intangible assets	225,671	231,688	236,906
Other assets	104,758	102,727	102,037

Total assets	$2,933,217	$2,652,296	$2,487,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$689,871	$612,397	$558,657

Long-term debt and capital leases	$16,524	$15,077	$17,645
Income taxes payable	118,323	114,946	110,462
Other long-term liabilities	23,720	23,248	32,493
Stockholders’ equity	2,084,779	1,886,628	1,768,135

Total liabilities and stockholders’ equity	$2,933,217	$2,652,296	$2,487,392

1 Derived from audited financial statements

Lam Announces Financial Results for the December 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 26, 2010	September 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$221,856	$193,724	$69,574	$415,580	$86,371
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	18,663	17,948	18,184	36,611	35,865
Deferred income taxes	(3,039)	(783)	9,229	(3,822)	21,711
Restructuring charges, net	—	(5,163)	5,919	(5,163)	8,012
Equity-based compensation expense	12,759	13,009	13,259	25,768	27,217
Income tax benefit on equity-based compensation plans	(918)	5,083	303	4,165	214
Excess tax benefit on equity-based compensation plans	711	(3,939)	(235)	(3,228)	(603)
Other, net	(1,600)	(1,964)	173	(3,564)	1,332
Changes in operating assets and liabilities:	(62,849)	37,829	(43,096)	(25,020)	(104,105)

Net cash provided by operating activities	185,583	255,744	73,310	441,327	76,014

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(38,025)	(19,130)	(6,893)	(57,155)	(12,725)
Net sales/maturities(purchases) of available-for-sale securities	(1,160)	(24,506)	(1,016)	(25,666)	(10,791)
Purchase of other investments	—	—	—	—	(961)
Proceeds from sale of assets	1,544	—	—	1,544	—
Transfer of restricted cash and investments	—	(10)	97	(10)	(6,474)

Net cash used for investing activities	(37,641)	(43,646)	(7,812)	(81,287)	(30,951)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(78)	(3,333)	(689)	(3,411)	(2,604)
Net proceeds from issuance of long-term debt	—	—	52	—	336
Excess tax benefit on equity-based compensation plans	(711)	3,939	235	3,228	603
Cash paid in advance for stock repurchase contracts	(50,000)	—	—	(50,000)	—
Treasury stock purchases	(4,151)	(144,795)	(576)	(148,946)	(2,932)
Reissuances of treasury stock	—	7,155	—	7,155	5,761
Proceeds from issuance of common stock	3,407	835	4,126	4,242	6,382

Net cash provided by (used for) financing activities	(51,533)	(136,199)	3,148	(187,732)	7,546

Effect of exchange rate changes on cash	4,370	6,615	357	10,985	3,390
Net increase in cash and cash equivalents	100,779	82,514	69,003	183,293	55,999
Cash and cash equivalents at beginning of period	628,281	545,767	361,163	545,767	374,167

Cash and cash equivalents at end of period	$729,060	$628,281	$430,166	$729,060	$430,166

Lam Announces Financial Results for the December 2010 Quarter

Reconciliation of U.S. GAAP Net Income to Ongoing Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	December 26, 2010	September 26, 2010
U.S. GAAP net income	$221,856	$193,724
Pre-tax non-ongoing items:
Restructuring and asset impairments — operating expenses	—	(5,163)
Net tax expense on non-ongoing item	—	2,061
Net tax benefit of R&D credit	(4,763)	—

Ongoing net income	$217,093	$190,622

Ongoing net income per diluted share	$1.74	$1.52

Number of shares used for diluted per share calculation	124,786	125,202

Reconciliation of U.S. GAAP Operating Expenses and Operating Income to Ongoing  Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	December 26, 2010	September 26, 2010
U.S. GAAP gross margin	$407,433	$377,326
U.S. GAAP operating expenses	$166,329	$153,332
Pre-tax non-ongoing items:
Restructuring and asset impairments — operating expenses	—	5,163

Ongoing operating expenses	$166,329	$158,495

Ongoing operating income	$241,104	$218,831

Ongoing operating margin as a percent of revenue	27.7%	27.2%

Lam Announces Financial Results for the December 2010 Quarter

Reconciliation of U.S. GAAP Earnings to Ongoing Earnings Per Share

(in thousands, except per share data)

(unaudited)

Twelve Months Ended
December 26, 2010
U.S. GAAP net income	$675,878
Pre-tax non-ongoing items:
Restructuring and asset impairments—cost of goods sold	3,438
Restructuring and asset impairments—operating expenses	8,139
Net tax expense on non-ongoing items	(5,606)
Net tax benefit of R&D credit	(4,763)

Ongoing net income	$677,086

Ongoing net income per diluted share	$5.35

Number of shares used for diluted per share calculation*	126,590

*	Shares for twelve months ended December 26, 2010 calculated using diluted share count for March through December 2010 quarters divided by four.